Exhibit 10.1

THE PEP BOYS SAVINGS PLAN

AMENDMENT 2013-1

The Pep Boys Savings Plan (the “Plan”) is hereby amended in accordance with Section 8.1 thereof as follows:

1.                                      The definition of Entry Date under Section 2.1 of the Plan is amended to read as follows:

“Entry Date means (1) effective  January 1, 2014, the first day of each calendar month; (2) effective January 1, 1993, the first day of each Calendar Quarter; and (3) prior to January 1, 1993, January 1 and July 1.”

2.                                      Section 3.1 of the Plan is hereby amended to add the following new paragraph:

“Any Eligible Employee who was employed by the Employer and was eligible to become a Participant on or before January 1, 2014 shall continue to be eligible to participate as of January 1, 2014.

Any Eligible Employee who was not eligible to be come a Participant on or before January 1, 2014, shall be eligible to become a Participant as of the date he has:

(1) attained age 18;

and

(2)

(a) completed six consecutive months of employment during which he has completed at least 500 Hours of Service

or

(b) if such Eligible Employee does not complete at least 500 Hours of Service during his first six consecutive months of employment, completed twelve consecutive months of employment during which he has completed at least 1,000 Hours of Service.”

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment set forth herein, the Board of Directors of The Pep Boys — Manny, Moe & Jack has caused this amendment to be executed this 22nd day of October 2013.

The Pep Boys — Manny, Moe & Jack
By:	/s/ David R. Stern
David R. Stern
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)